EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of ThermoEnergy Corporation., hereby severally constitute and appoint Cary G. Bullock and Teodor Klowan, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report of ThermoEnergy Corporation on Form 10-K for the year ended December 31, 2011 and any and all subsequent amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ThermoEnergy Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

/s/ Cary G. Bullock	Chairman, President and Chief Executive Officer	May 14, 2012

/s/ Teodor Klowan, Jr.	Executive Vice President and Chief Financial Officer	May 14, 2012

/s/ Dileep Agnihotri	Director	May 14, 2012

/s/ J. Winder Hughes III	Director	May 14, 2012

/s/ Shawn R. Hughes	Director	May 14, 2012

/s/ Arthur S. Reynolds	Director	May 14, 2012